EXHIBIT 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the 24th day of April 2015 by and between StreamTrack, Inc., a Wyoming corporation (the “Company”), and Lux Digital Pictures GmbH Partners, a California General Partnership or its designees (the “Second Party”), with respect to the following facts:

R E C I T A L S

A. The Second Party owns 1,495,313 shares of the outstanding Common Stock of StreamTrack, Inc., a Wyoming corporation (the “Lux Common Shares”).

B. The Company has authorized 20,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred”), 500 of which have been issued, and has authorized an unlimited amount of its Common Stock (“Common Shares”).

C. The Second Party desires to tender all of its Lux Common Shares to the Company for redemption and cancellation in exchange (the “Exchange”) for 10,000 shares of newly issued Series C Preferred in accordance with the parameters of Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

D. In a separate transaction, the Second Party desires to convey certain assets (the “Assets”) to the Company in consideration for the issuance of 800 additional shares of Series C Preferred to the Second Party, in accordance with the terms and conditions of this agreement.

E. The Company desires to (a) accept all of the Lux Common Shares from the Second Party in Exchange for the issuance of 10,000 shares of Series C Preferred to the Second Party, and (b) accept title to the Assets from the Second Party in consideration for the issuance of 800 shares of Series C Preferred to the Second Party.

F. The closings of the transactions contemplated by this Agreement (the “Closing”) will be deemed to have occurred upon the completion of the deliveries by each party to this Agreement (each a “Party”), as described in Section 5 of this Agreement.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties to this Agreement, and in light of the recitals stated above, the parties to this Agreement hereby agree as follows:

1.  Exchange of Common Shares for Series C Preferred.

Effective on the Closing, as defined in Recital F of this Agreement, the Company will issue (a) 10,000 shares of Series C Preferred to the Second Party in Exchange for all 1,495,313 of the Common Shares currently owned by the Second Party, which will be cancelled, and (b) 800 shares of Series C Preferred to the Second Party, or its designee, in consideration for good, clear and marketable title to the Assets, as defined in Section 3.2 of this Agreement. Each share of Series C Preferred is potentially convertible into $150.00 of the Company’s Common Stock. A copy of the Certificate of Designation governing the Series C Preferred, as filed with the Wyoming Secretary of State by the Company, is attached to this Agreement as Exhibit A.

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2.  Conditions to Convertibility of the Series C Preferred.

The Second Party agrees that the convertibility of the Series C Preferred is conditioned upon the satisfaction of the following events:

(A)	The Closing of the Exchange.

(B)

Upon the execution of this Agreement by both Parties and Closing of the Exchange, 10,000 shares of Series C Preferred Stock will be issued to the Second Party, and upon the Closing of the Asset conveyance by the Second Party to the Company pursuant to Section 3.2 of this Agreement, 800 additional shares of Series C Preferred will be issued to the Second Party or its designee. Within three (3) business days after the Closing of the Exchange, the Second Party will make its initial conversion of the Series C Preferred subject to the terms and conditions more fully described herein.

(C)

The Second Party, its designee or anyone converting the Series C Preferred must not at any time beneficially own more than 4.99% of the total issued and outstanding beneficially owned voting stock of the Company.

3.  Covenants of the Parties.

3.1 The Company. The Company covenants to cause its transfer agent to deliver certificates evidencing the shares of its Common Stock issuable to the Second Party, its designees, within three (3) business days of the submission of conversion notices, provided that the Second Party has satisfied the conditions precedent to the issuance of those shares of the Company’s Common Stock. The Company shall maintain the required amount of shares of Series C Preferred and authorized Common Stock at all times as may be required to fulfill the terms of this Agreement. The Company shall make all necessary filings and disclosures to remain fully compliant with the SEC, FINRA and other regulatory bodies and exchanges so that its Common Stock shall remain tradable throughout the pendency of this Agreement and any related agreements.

3.2 The Second Party. The Second Party covenants to transfer the following free and clear brands and related assets to the Company within ten (10) days after the Closing of the Exchange, as consideration for 800 newly issued shares of Series C Preferred issued by the Company (collectively, the “Assets”):

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All of Second Party’s right, title and interest in SportsAlert.com including but not limited to:

1.	The infrastructure (i.e. source code, email alert system) of www.SportsAlert.com, a subscriber based alerts system for various sports.

2.	The registered users of www.SportsAlert.com consisting of any and all registered information including email addresses and prior transaction history.

3.	All existing social media pages (Facebook, Twitter and blog).

4.	The various domain names registered with GODADDY.COM, LLC and others listed in this Agreement.

5.

Any and all copyrights and applications, patents and trademarks and applications, contracts and agreements, logos, domain names, websites (design and software), physical and other marketing materials, artwork, internet servers, modems, and all other right, title and interest therein not specifically described in this Agreement.

6.	Text messaging platform and modem, and related assets.

All of Second Party’s right, title and interest in and to the assets of Amped Fantasy Sports and the website developed by Envative including but not limited to:

1.	The infrastructure (i.e. code, automated gaming system, rosters) of the website developed by Envative, a daily gaming fantasy sports website for the NFL & MLB.

2.	The registered users, if any, of the website developed by Envative, consisting of any and all registered information including email addresses and prior transaction history.

3.	The various domain names registered with GODADDY.COM, LLC and others listed in this Agreement.

4.

All of Amped Fantasy’s right, title and interest in any and all copyrights and applications, patents and trademarks and applications, contracts and agreements, logos, domain names, websites (design and software), physical and marketing materials, internet servers, and all other right, title and interest therein not specifically described in this Agreement.

5.

Second Party expressly reserves any and all existing ‘business to business’ applications and rights to exploit fantasy sports games/contests, but does not exclude the Company’s right to exploit business to business opportunities. All other Assets per this Section 3.2 of the Agreement are conveyed to the Company.

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List of Domains:

ampedfantasy.com

ampedfantasy.net

ampedfantasysports.com

freesportsalert.com

freesportsalerts.com

scorealert.net

scoresalert.com

scoresalert.net

sportsalert.biz

sportsalert.us

sportsalert.info

sportsalert.tv

sportsalert.ws

sportsalert.net

scoresandmore.net

sportsalertcanada.com

sportsalertscanada.com

scorealert.com

scorealert.co

sportalarme.com

sportalerte.com

sportsalarma.com

sportsalarme.com

sportsalert.co

sportsalerte.com

sportsaviso.com

scorealert.mobi

sportsalert.mobi

sportsalert.com

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As additional consideration for the Initial Warrants, the Second Party will also license the following film titles to the Company for one dollar, for the sole purpose of allowing the Company to demonstrate its technology of each title. The Second Party expressly reserves any and all distribution rights in and to the film titles:

i. “Area 51: The Alien Interview”

ii. “Nightmares in Red, White and Blue” www.nightmaresinredwhiteandblue.com

iii. “American Grindhouse” www.americangrindhouse.net

iv. “Films of Fury” www.filmsoffury.com

v. “Money For Nothing” www.moneyfornothingmovie.com

vi. “Gameplay” www.gameplaymovie.com

vii. A project in development: H.P. Lovecraft’s “Mountains of Madness” www.mountainsofmadnessmovie.com

viii. “Night of the Living Dead 3D”

ix. “Night of the Living Dead 3D: Reanimation”

3.3 Intentionally left blank.

3.4 Further Assurances. Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated in this Agreement, to fulfill the conditions precedent for the Closing of the Exchange, and to execute such further documents and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated by it, inclusive of any and all actions necessary to confirm the tradability of the Common Stock into which the Series C Preferred is convertible.

3.5 Consent of Company. The Company hereby consents to the transfer of Lux Common Shares to the Company by the Second Party in the Exchange as contemplated in this Agreement.

3.6 Transfer of Voting Rights. Upon the conversion of any Series C Preferred into shares of the Common Stock of the Company (the “Shares”), Second Party hereby immediately conveys all of its voting rights associated with those Shares to the Board of Directors of the Company and waives any voting rights it may have by virtue of those Lux Common Shares. Said transfer and relinquishment of voting power is effective only for as long as and to the extent that Second Party otherwise has beneficial ownership of such Shares.

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4.  Intentionally Left Blank.

5. Deliveries.

5.1 Items to be delivered by the Company to the Second Party or the Investor.

(a) Subject to Second Party’s delivery to the Company as provided in Section 5.2(a) of this Agreement, a certificate representing the 10,000 shares of Series C Preferred being issued to the Second Party in the Exchange will be delivered to the Second Party within three (3) business days after the execution of this Agreement by all Parties to it.

(b) Subject to the Second Party’s delivery of the signed Asset Purchase Agreement to the Company as provided in Section 5.2(b) of this Agreement, the Company will deliver to the Second Party or its designee a certificate evidencing 800 shares of Series C Preferred.

(c) Any other document reasonably requested by the Second Party that it deems necessary for the consummation of the transactions contemplated by this Agreement will be delivered.

5.2 Items to be delivered to the Company by the Second Party or the Investor.

(a) Subject to the Company’s delivery as provided in Section 5.1(a) of this Agreement, a certificate evidencing the Lux Common Shares will be delivered to the Company within three (3) business days after the execution of this Agreement by all Parties to it, endorsed for transfer to the Company.

(b) Subject to the Company’s delivery to the Second Party of certificates evidencing 800 shares of Series C Preferred as provided in Section 5.1(b) of this Agreement, the Second Party or its designee will deliver good, clean and marketable title to the Assets to the Company, free and clear of all liens, encumbrances or claims.

(c) Any other document reasonably requested by the Company that it deems necessary for the consummation of the transactions contemplated by this Agreement will be delivered.

6. Release of Claims.

6.1. Release. Effective on April 24, 2015, the Second Party fully and forever releases and discharges the Company and any of its past, present and future affiliates, employees, officers, directors, shareholders, attorneys, accountants, consultants, successors and predecessors (collectively, the “Releasees”) from any and all claims, demands, obligations, losses, damages, or causes of action of any nature relating to the Company, its business or securities, or relating to any other claims which the Second Party may have against the Company or any of the other Releasees, whether based in tort, contract or any other theory of recovery, and whether for compensatory or punitive damages, that now exist or may hereafter accrue based on actions occurring prior to the effective date of this release.

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6.2 Representations Relating to Release. The Second Party agrees that the releases in Section 6.1 of this Agreement shall not be considered admissions by any Party of any liability or wrongdoing. The Second Party warrants that no promise or inducement has been offered except as herein set forth. The Second Party is of legal age and legally competent to execute this release and accept full responsibility therefore. The Second Party declares that the terms of this full and final release of claims have been completely read by the Second Party and are fully understood and voluntarily accepted for the purpose of making a full and final compromise and settlement. The Second Party hereto hereby represents and warrants that he has not assigned any of his above referenced released claims to any third party. The Second Party further agrees that all rights under Section 1542 of the Civil Code of California, and any similar law of any state or territory of the United States or other jurisdiction, are hereby expressly waived. Said Section reads as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

______________________

Initial of Second Party

7. Survival of Representations and Warranties.

All representations, warranties and statements made by a Party in this Agreement or in any document or certificate delivered pursuant hereto shall survive the date of the Closing for the period of the applicable statute of limitations. Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this Agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

8. Injunctive Relief.

8.1 Damages Inadequate

Each Party acknowledges that it would be impossible to measure in money the damages to the other parties if there is a failure to comply with any covenants or provisions of this Agreement, and agrees that in the event of any breach of any covenant or provision, the other Parties to this Agreement will not have an adequate remedy at law.

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8.2 Injunctive Relief

It is therefore agreed that any Party to this Agreement who is entitled to the benefit of the covenants or provisions of this Agreement which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that any such action or proceeding is brought in equity to enforce them, the defaulting or breaching Party will not urge a defense that there is an adequate remedy at law.

9. Waivers.

If any Party shall at any time waive any rights hereunder resulting from any breach by the other Party of any of the provisions of this Agreement, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such Party is entitled under this Agreement or otherwise.

10. Successors and Assigns.

This Agreement shall be binding upon, enforceable against and inure to the benefit of the Parties and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement and the Series C Preferred may be assigned by either Party with the prior written consent of the other Party, which consent shall not be unreasonably withheld.

11. Entire and Sole Agreement.

This Agreement and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the Parties with respect to its subject matter, merge and supersede all prior and contemporaneous understandings with respect to its subject matter, and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

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12. Expenses.

Each Party to this Agreement will separately pay for their respective costs of legal services, accounting, auditing, communications, and due diligence in connection with the transactions contemplated by this Agreement.

13. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of California.

14. Counterparts.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

15. Attorneys’ Fees and Costs.

In the event that any Party must resort to legal action in order to enforce the provisions of this Agreement or to defend such action, the prevailing Party shall be entitled to receive reimbursement from the nonprevailing Party for all reasonable attorneys’ fees and all other costs incurred in commencing or defending such action, or in enforcing this Agreement, including but not limited to post judgment costs.

16. Further Acts.

The Parties to this Agreement hereby agree to execute any other documents and take any further actions which are reasonably necessary or appropriate in order to implement the transactions contemplated by this Agreement.

17. Authorized Signatures.

Each Party to this Agreement hereby represents that the persons signing below are duly authorized to execute this Agreement on behalf of their respective Party.

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18. Severability.

The provisions of this Agreement are severable and in the event that one or more of its provisions are deemed to be unenforceable or invalid for any reason, such finding will not affect the enforceability or validity of any other provision of this Agreement, which shall remain in full force and effect.

19. Dispute Resolution.

Any dispute under this Agreement will be resolved by the final and binding non-appealable decision of Mark J. Richardson, Esq. as the dispute resolution mediator. The decision of Mark J. Richardson in any such dispute shall be legally binding on the Parties and may be filed in any court in the County of Los Angeles, State of California, as the basis for an enforceable judgement or order. The Parties shall each equally pay the costs and fees payable to Mr. Richardson for such services.

________________________

Initial of Mark J. Richardson

20. No Legal Representation or Attorney-Client Relationship.

All parties to this Agreement expressly acknowledge and agree that neither Richardson & Associates nor Mark J. Richardson is serving as legal counsel for any Party to this Agreement or to any of its affiliates, and no attorney-client relationship exists or is contemplated among Richardson & Associates and Mark J. Richardson and any Party hereto, it being understood that Richardson & Associates and Mark J. Richardson are independent contractors with respect to this Agreement representing only themselves. Each Party to this Agreement is urged to engage and consult with their own legal counsel to represent them.

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IN WITNESS WHEREOF, this Agreement has been entered into as of the date first above written.

COMPANY:	STREAMTRACK, INC., a Wyoming corporation

Date	By	/s/
Michael Hill, Chief Executive Officer

SECOND PARTY:

Tom Coleman, Managing Partner

Lux Digital Pictures GmbH Partners
Print Name

12021 Wilshire Blvd. #450
Street Address

Los Angeles, CA 90025
City, State and Zip Code

510-948-4000
Telephone Number

TJC@LUXDIGITALPICTURES.COM
Email Address

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EXHIBIT A

CERTIFICATE OF DESIGNATION OF SERIES C PREFERRED

STOCK OF STREAMTRACK, INC.

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